UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 26, 2015

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 26, 2015, Real Goods Solar, Inc. (the “Company”), closed the previously announced offering and sale of units of the Company’s Class A common stock, par value $0.0001 per share, (the “Common Stock”), and warrants (each, a “Unit”), under the Securities Purchase Agreement, dated February 23, 2015 (the “Purchase Agreement”), between the Company and one institutional and accredited investor. Further, on February 27, 2015, the Company closed the related offering of Units to public investors. The purchase price for each Unit was $0.50.

The Company offered and sold the Units, the shares of Commons Stock and the warrants issued as part of the Units, and the shares of Common Stock issuable upon exercise of the warrants issued as part of the Units pursuant to an effective registration statement on Form S-3 (File No. 333-193718).

The Company received net proceeds of approximately $2.75 million at the closing, after deducting commissions to the placement agent and estimated offering expenses payable by the Company associated with the offering. In addition, the Company received approximately $800,000 of additional proceeds upon the exercise of Series B Warrants in connection with the closing of the offering.

As previously disclosed, WestPark Capital, Inc. acted as the placement agent for the offering (the “Placement Agent”) and in connection with the closing of the offering, the Company paid the Placement Agent an aggregate cash fee equal to $245,000. The Company has agreed to reimburse the Placement Agent’s expenses up to a maximum of $40,000.

The Company disclosed the composition of the Units, the terms of the warrants included in the Units and the terms of the offering under Item 1.01 of its Current Report on Form 8-K filed on February 24, 2015 and such disclosure is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “intend,” “believe,” “will,” “should,” “would” or comparable terminology or by discussions of strategy. While the Company believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, whether holders of the warrants will exercise them for cash and other risks and uncertainties included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.

Item 3.02.	Unregistered Sales of Equity Securities.

At the closing of the offering described above, the Company sold to the Placement Agent for an aggregate purchase price of $100, a warrant to purchase 560,000 shares of our Common Stock pursuant to the terms of the Placement Agency Agreement, dated February 23, 2015, between the Company and the Placement Agent (the “Placement Agent Agreement”). The issuance of the placement agent warrant was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, because the Company issued it to a sophisticated and accredited recipient and the Company placed a legend on the warrant certificate stating that the issuance of it and the shares of Common Stock underlying it has not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

The Company disclosed the terms of the placement agent warrant and the Placement Agent Agreement under Item 1.01 of its Current Report on Form 8-K filed on February 24, 2015 and such disclosure is incorporated herein by reference.

Item 8.01.	Other Events.

On February 27, Real Goods Solar. Inc. (the “Company”) issued a press release announcing that it has closed the previously announced public offering of its Class A common stock and Series A, B, C, D and E warrants. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Real Goods Solar, Inc. on February 27, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Dennis Lacey
Dennis Lacey
Chief Executive Officer and Acting Principal Financial Officer

Date: February 27, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Real Goods Solar, Inc. on February 27, 2015